Exhibit 3.1

Delaware The First State	Page 1

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WILLIS LEASE FINANCE CORPORATION”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JULY, A.D. 2026, AT 8 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE SEVENTEENTH DAY OF JULY, A.D. 2026 AT 4:05 O’CLOCK P.M.

Charuni Patibanda-Sanchez, Secretary of State
2870540 8100 SR# 20263755601	Authentication: 204553334 Date: 07-17-26

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 07:54 AM 07/17/2026 FILED 08:00 AM 07/17/2026 SR 20263755601 - File Number 2870540

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

WILLIS LEASE FINANCE CORPORATION

July 17, 2026

Willis Lease Finance Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that:

1.	The name of the Corporation is Willis Lease Finance Corporation.

2.

The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on March 12, 1998 (as amended from time to time thereafter, the “Certificate of Incorporation”).

3.	The Certificate of Incorporation is hereby amended by replacing Article IV in its entirety to read as follows:

“ARTICLE IV

AUTHORIZED CAPITAL STOCK

(a) The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Preferred Stock” and “Common Stock”; the total number of shares which the corporation shall have authority to issue is Seventy-Five Million (75,000,000); the total number of shares of Preferred Stock shall be Fifteen Million (15,000,000) and each such share shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be Sixty Million (60,000,000) and each such share shall have a par value of one cent ($0.01).

(b) The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

(c) Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment adding this clause (c) of this Article IV, each outstanding share of Common Stock and each share of Common Stock held as treasury stock immediately prior to the Effective Time shall, automatically and without any further action by the corporation or the stockholder thereof, be subdivided and reclassified into three (3) validly issued, fully paid and non-assessable shares of Common Stock, reflecting a three (3) for one (1) forward stock split (the “Forward Stock Split”). The par value per share of Common Stock shall remain one cent ($0.01). Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been subdivided and reclassified, pursuant to the Forward Stock Split, until such certificate is surrendered to the Corporation for cancellation or exchange.”

4.	This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by the directors and stockholders of the Corporation.

5.	This Certificate of Amendment shall become effective at 4:05 p.m. Eastern Time on July 17, 2026.

6.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed by its duly authorized officer as of the date first written above.

WILLIS LEASE FINANCE CORPORATION

By:
Name: Z. Clifton Dameron IV
Title: Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Certificate of Amendment]